UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Pinnacle Entertainment, Inc. (“the Company”) is furnishing the unaudited pro forma condensed combined financial information set forth in Exhibit 99.1 to this Current Report in Form 8-K. Such unaudited pro forma condensed combined financial information has been prepared based upon currently available information and assumptions deemed appropriate by the Company’s management and is furnished for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed acquisition of Ameristar Casinos, Inc. (“Ameristar”) and related transactions had been completed as of the dates set forth above, nor is it indicative of the future results or current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. The unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of each of the Company and Ameristar filed with the Securities and Exchange Commission (the “SEC”).

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”). By filing this Current Report on Form 8-K and furnishing the information contained herein, including Exhibit 99.1, the Company makes no admission as to the materiality of any such information.

This current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

Forward-Looking Statements

All of the pro forma financial and other information and other statements included in item 7.01 of this Form 8-K, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Pinnacle’s current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, all of the pro forma financial information, the notes related thereto, and the statements regarding Pinnacle’s expectations with respect to the proposed financing of the acquisition of Ameristar and to complete the acquisition and related transactions. There is no assurance that the potential transactions will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) market conditions for corporate debt generally, for the securities of gaming, hospitality and entertainment companies and for Pinnacle’s indebtedness in particular; (b) the anticipated terms of the notes; (c) the timing and ability of Pinnacle to consummate the proposed offering; (d) the anticipated use of proceeds and difficulties, delays or unexpected costs in offering the notes, (e) timing to consummate a potential transaction between the Company and Ameristar may be delayed based on circumstances beyond the Company’s control, including the ability of the Company to reach a resolution with the Federal Trade Commission (“Commission”); (f) the ability and timing to complete the dispositions proposed as part of the effort to reach a resolution with the Commission; (g) the ability and timing to obtain required regulatory approvals and satisfy or waive other closing conditions; (h) the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (i) the requirement to satisfy closing conditions to the merger as set forth in the merger agreement; and (j) the risk factors disclosed in the Company’s most recent Annual Report on Form 10-K, which the Company filed with the SEC on March 1, 2013 and in all reports on Forms 10-K, 10-Q and 8-K filed with the SEC by the Company subsequent to the filing of the Form 10-K for the year ended December 31, 2012. Forward-looking statements reflect the Company’s analysis as of the date of this Form 8-K and the Company does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 8.01 Other Events.

On July 30, 2013, the Company issued a press release pursuant to Rule 135c of the Securities Act, announcing that PNK Finance Corp., a wholly-owned subsidiary of the Company, commenced an offering of up to $800 million in aggregate principal amount of new senior unsecured notes only to “qualified institutional buyers” in an unregistered offering pursuant to Rule 144A under the Securities Act, and outside the U.S. to non-US persons pursuant to Regulation S under the Securities Act. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information

99.2	Press Release dated July 30, 2013, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: July 30, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information

99.2	Press Release dated July 30, 2013, issued by Pinnacle Entertainment, Inc.